UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2015

American Realty Capital Healthcare Trust III, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-196302	38-3930747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital Healthcare Trust III, Inc. ("ARC HCT III") filed a Current Report on Form 8-K dated August 21, 2015 (the “Original Form 8-K”) reporting its acquisition of the fee simple interest in a seniors housing community located in Collinsville, Illinois (the "Property").
On August 21, 2015, ARC HCT III through wholly owned subsidiaries of American Realty Capital Healthcare Trust III Operating Partnership, LP ("ARC HCT III OP"), its operating partnership, consummated its acquisition of the Property. The seller of the Property was Cedarhurst of Collinsville, LLC. The seller has no material relationship with ARC HCT III and the acquisition was not an affiliated transaction. The contract purchase price of the Property was $11.6 million, exclusive of closing costs. The Property is comprised of 56,700 rentable square feet. ARC HCT III funded the acquisition of the Property with proceeds from its initial public offering of common stock.
This Amended Current Report on Form 8-K/A is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X. As such, this Amended Current Report on Form 8-K/A provides (i) the financial information related to our acquisition of the fee simple interest in the Property as required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to such acquisition.
Item 2.01. Completion of Acquisition or Disposition of Assets
The acquisition of the Property utilizes a structure created under the Real Estate Investment Trust Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which ARC HCT III will receive operating income generated from the operations of the Property. ARC HCT III intends to retain Cedarhurst Living, LLC, an eligible independent contractor, to manage the Property and will receive a market rate management fee pursuant to a management contract.
The description of the acquisition of the Property set forth in the Explanatory Note of this Amended Current Report on Form 8-K/A is incorporated by reference into this Item 2.01 in its entirety.
In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid, ARC HCT III considered a variety of factors including: location; primary demographic trends within the target markets; payor mix of the residents and the credit quality of such payors; historical occupancy; expenses; ad valorem tax rates; maintenance expenses; and the lack of required capital improvements.
 ARC HCT III believes that the Property is well located, has acceptable roadway access and is well maintained. The Property is subject to competition from similar properties in the industry and in the region, and the economic performance of the Property could be affected by changes in local economic conditions and by other developments affecting the senior housing industry. ARC HCT III did not consider any other factors material or relevant to the decision to acquire the Property, and after reasonable inquiry, ARC HCT III is not aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired
Cedarhurst of Collinsville Consolidated Financial Statements:
Report of Independent Certified Public Accounting Firm	4
Consolidated Balance Sheets as of June 30, 2015 (unaudited) and December 31, 2014 and 2013 (audited)	5
Consolidated Statements of Operations for the six months ended June 30, 2015 and 2014 (unaudited) and the years ended December 31, 2014 and 2013 (audited)	6
Consolidated Statements of Owners' Equity for the six months ended June 30, 2015 (unaudited) and the years ended December 31, 2014 and 2013 (audited)	7
Consolidated Statements of Cash Flows for the six months ended June 30, 2015 and 2014 (unaudited) and the years ended December 31, 2014 and 2013 (audited)	8
Notes to Consolidated Financial Statements	9

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2015	12
Notes to Unaudited Pro Forma Consolidated Balance Sheet	13
Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015	14
Notes to Unaudited Pro Forma Consolidated Statements of Operations	17

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust III, Inc.

We have audited the accompanying consolidated financial statements of the property known as Cedarhurst of Collinsville (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, owners’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cedarhurst of Collinsville as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ WeiserMazars LLP

Fort Washington, Pennsylvania
November 5, 2015

CEDARHURST OF COLLINSVILLE

CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2015	December 31, 2014	December 31, 2013

	(unaudited)
ASSETS
Real estate assets:
Land	$498	$498	$255
Building and improvements	6,794	6,774	6,759
Furniture, fixtures and equipment	255	239	227
Construction in progress	—	7	—
Total real estate assets, at cost	7,547	7,518	7,241
Less: accumulated depreciation	(1,393)	(1,286)	(1,057)
Total real estate assets, net	6,154	6,232	6,184
Cash	316	269	179
Restricted cash	21	21	21
Residents receivable	12	16	8
Due from related parties	1	—	—
Prepaid expenses and other assets	54	96	28
Deferred financing costs, net	87	105	95
Total assets	$6,645	$6,739	$6,515

LIABILITIES AND OWNERS' EQUITY
Mortgage notes payable	$6,224	$6,307	$5,740
Notes payable to related parties	—	—	300
Due to related parties	1	1	5
Line of credit	—	—	121
Deferred rent and other liabilities	87	89	90
Accounts payable and accrued expenses	43	184	174
Total liabilities	6,355	6,581	6,430

Owners' equity	290	158	85

Total liabilities and owners' equity	$6,645	$6,739	$6,515

The accompanying notes are an integral part of these consolidated financial statements.

CEDARHURST OF COLLINSVILLE

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013
	(unaudited)	(unaudited)
Revenues:
Rental income, net	$1,180	$1,132	$2,206	$1,837
Resident services and fee income	108	92	188	223
Total revenues	1,288	1,224	2,394	2,060

Expenses:
Property operating and maintenance	729	630	1,316	1,170
General and administrative	176	192	361	397
Depreciation	107	124	229	239
Total expenses	1,012	946	1,906	1,806
Income from operations	276	278	488	254

Interest expense, net	(144)	(141)	(290)	(320)

Net income (loss)	$132	$137	$198	$(66)

The accompanying notes are an integral part of these consolidated financial statements.

CEDARHURST OF COLLINSVILLE

CONSOLIDATED STATEMENTS OF OWNERS' EQUITY
(In thousands)

Balance, December 31, 2012	$1
Contributions from owners	150
Net loss	(66)
Balance, December 31, 2013	85
Distributions declared to owners	(125)
Net income	198
Balance, December 31, 2014	158
Net income (unaudited)	132
Balance, June 30, 2015 (unaudited)	$290

The accompanying notes are an integral part of these consolidated financial statements.

CEDARHURST OF COLLINSVILLE

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$132	$137	$198	$(66)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	107	124	229	239
Bad debt (recovery) expense	(26)	—	—	66
Amortization of deferred financing costs	18	17	35	21
Loss on financing costs	—	14	14	10
Changes in assets and liabilities:
Residents receivable	30	(2)	(8)	(76)
Due to/from related parties	(1)	(5)	(4)	5
Prepaid expenses and other assets	42	(41)	(68)	1
Accounts payable and accrued expenses	(141)	37	25	86
Deferred rent and other liabilities	(2)	—	(1)	89
Net cash provided by operating activities	159	281	420	375
Cash flows from investing activities:
Capital expenditures	(29)	—	(34)	(139)
Net cash used in investing activities	(29)	—	(34)	(139)
Cash flows from financing activities:
Proceeds from mortgage notes payable	—	21	21	—
Payments on mortgage notes payable	(83)	(84)	(167)	(193)
Payments on line of credit	—	(25)	(25)	(44)
Payments of deferred financing costs	—	—	—	(72)
Contributions from owners	—	—	—	150
Distributions to owners	—	—	(125)	—
Restricted cash	—	—	—	(21)
Net cash provided by (used in) financing activities	(83)	(88)	(296)	(180)
Net increase in cash	47	193	90	56
Cash, beginning of period	269	179	179	123
Cash, end of period	$316	$372	$269	$179

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$125	$124	$254	$316

Non-Cash Investing and Financing Activities:
Payoff of debt through refinancing	$—	$(5,794)	$(5,794)	$(4,155)
Additional debt through refinancing	$—	$6,411	$6,411	$4,236
Payoff of notes payable to related parties through refinancing	$—	$(300)	$(300)	$—
Payment of financing costs through refinancing	$—	$(59)	$(59)	$(28)
Settlement of accounts payable and accrued expenses through refinancing	$—	$(15)	$(15)	$(53)
Purchase of land through refinancing	$—	$(243)	$(243)	$—
The accompanying notes are an integral part of these consolidated financial statements.

CEDARHURST OF COLLINSVILLE

NOTES TO CONSOLIDATED FNANCIAL STATEMENTS
(References made to the six months ended June 30, 2015 and 2014 are unaudited)

1.    Organization and Description of Business
The accompanying financial statements include the operations of Cedarhurst of Collinsville, LLC and Cedarhurst of Collinsville Operator, LLC, together known as Cedarhurst of Collinsville (the "Company," "Property" or "Cedarhurst") as of and for the years ended December 31, 2014 and 2013 (audited) and the six months ended June 30, 2015 and 2014 (unaudited). The Property contains 56,700 rentable square feet and includes 75 units dedicated to assisted living and memory care patients. The facilities within the Property vary by level of care, services offered and housing size and configuration. The contract purchase price for the sale of the property to American Realty Capital Healthcare Trust III, Inc. ("ARC HCT III") included in the accompanying consolidated financial statements is $11.6 million.
As of the dates of the accompanying consolidated financial statements, the owner of the Property was Cedarhurst of Collinsville, LLC, and the property managers were Metro Manager, LLC and Provision Living, LLC.
2.    Summary of Significant Accounting Policies
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Property. All material intercompany amounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accompanying consolidated financial information reflects all adjustments which are, in the opinion of management of a normal recurring nature and necessary for the fair presentation of the consolidated financial position, results of operations and cash flows for the interim periods. Operating results for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.
Cash
As of June 30, 2015, the Company did not have cash deposits in excess of the amount insured by the FDIC.
Restricted cash
Restricted cash consists of escrow for real estate taxes.
Impairment of Long Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property to be held and used. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. There were no impairments recorded for the six months ended June 30, 2015 and 2014 or the years ended December 31, 2014 and 2013.
Real Estate Assets
Real estate assets are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Interest, insurance, and real estate taxes incurred during construction periods are capitalized. Depreciation is computed using the straight-line method over the estimated useful life of 40 years for buildings, 15 years for building and land improvements and five to seven years for fixtures and equipment.

CEDARHURST OF COLLINSVILLE

NOTES TO CONSOLIDATED FNANCIAL STATEMENTS
(References made to the six months ended June 30, 2015 and 2014 are unaudited)

Residents Receivable
Residents receivable primarily includes amounts due from residents for rent and services provided. The Company records bad debt using the allowance method. An allowance for doubtful accounts is provided by the Company based on historical collection experience and a review of the current status of receivables. At June 30, 2015, and December 31, 2014 and 2013, the allowance for doubtful accounts was approximately $10,000, $56,000, and $56,000, respectively. During the six months ended June 30, 2015, the Company had a bad debt recovery of approximately $26,000. During the year ended December 31, 2013, the Company incurred approximately $66,000 in bad debt expense.
Deferred Financing Costs, Net
Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity.
The Company recorded $18,000 and $17,000 of amortization expense for the six months ended June 30, 2015 and 2014, respectively, and $35,000 and $21,000, respectively, for the years ended December 31, 2014 and 2013, which is included in interest expense in the accompanying statements of operations.
Rental Income, Net
Rental income, net of incentives, is recognized as earned. Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services. The terms of the rent are short-term in nature, primarily month-to-month.
Resident Services and Fee Income
Resident services and fee income includes income from ancillary services that are recorded in the period in which the services are performed.
Management Fees
The Company pays two monthly management fees calculated as 2% of the gross receipts payable to Metro Manager, LLC, a related party under common ownership, and 5% of gross receipts payable to Provision Living, LLC. Management fee expense for the six months ended June 30, 2015 and 2014, and the years ended December 31, 2014 and 2013 were approximately $87,000, $86,000, $166,000 and $139,000, respectively.
Income Taxes
No provision is made in the accompanying consolidated financial statements for liabilities for federal, state or local income taxes since such liabilities are the responsibility of the individual owners of the Company. The tax returns for the Property include the owners' shares of the income for tax purposes. The Company's federal and state income tax returns remain open for examination by tax authorities for the years 2012, 2013 and 2014.
3.  Mortgage Notes Payable
 The Company’s mortgage notes payable as of June 30, 2015, and December 31, 2014 and 2013 consist of the following (in thousands):

Outstanding Mortgage Notes Payable
June 30, 2015	December 31, 2014	December 31, 2013	Interest Rate	Payment	Maturity
$6,224	$6,307	$3,992	4.00%	Principal and interest	Oct. 2019
—	—	1,748	3.98%	Principal and interest	Oct. 2029
$6,224	$6,307	$5,740

Upon the sale of the Property in August 2015, mortgage notes payable outstanding at June 30, 2015 were repaid (See Note 7. Subsequent Events).

CEDARHURST OF COLLINSVILLE

NOTES TO CONSOLIDATED FNANCIAL STATEMENTS
(References made to the six months ended June 30, 2015 and 2014 are unaudited)

4.     Related Party Transactions
From time to time, certain Owners of the Company, and related parties through common ownership advanced funds to the Company to meet short-term cash flow needs. As of December 31, 2013, the Company had an outstanding note payable balance to a related party in the amount of $300,000. The note was to mature in June 2014, and called for monthly interest payments only at a rate of 8.5%. In March 2014, the note was repaid with proceeds from a mortgage note payable. The Company incurred interest expense on this note payable of $6,375, $6,375 and $25,500 during the six months ended June 30, 2014, and the years ended December 31, 2014 and 2013, respectively.
In addition, the Company owed $1,000, $1,000 and $5,000 to related parties as of June 30, 2015, and December 31, 2014 and 2013, respectively. The Company was owed $1,000 by related parties as of June 30, 2015.
The Company had arrangements with related parties under common ownership to manage its property in return for management fees. See Note 2. Summary of Significant Accounting Policies for details of these fees.
5.     Line of Credit
In 2013, the Company refinanced a $150,000 line of credit held by a financial institution with a $165,000 line of credit from another financial institution. The balance of the existing line of credit was approximately $123,000 at time of the refinance, and bore interest at 7.5%. Borrowings under the new line of credit bore interest at a floating rate calculated as the respective bank’s prime rate plus one, with a floor of 6%. As of December 31, 2013, outstanding borrowings were approximately $121,000 and the interest rate was 7.24%.

In 2014, the Company paid off and closed the $165,000 line of credit with proceeds from a mortgage note payable (see Note 3). The payoff balance was approximately $96,000.

The Company recorded interest expense on its line of credit of $11,300, $900 and $900 during the years ended December 31, 2013 and 2014, and the six months ended June 30, 2014, respectively.
6.     Owners' Equity
Cedarhurst of Collinsville, LLC
Pursuant to the Amended Operating Agreements of this entity, owners were issued membership interest percentages representing their ownership interest in the property. The percentages represent the owners' respective pro rata interest in the property, which include voting rights. No owner has priority over any other owner with regards to capital contributions, net profits, net losses or distributions. No owner has the right to withdraw without the prior written consent of the other owners. A member of a limited liability company generally is not liable for obligations or debts of the entity for the reason of being such a member.
Owners' Capital Contributions and Distributions
During both the six months ended June 30, 2014 and the year ended December 31, 2014, the Company declared distributions of $125,000. During the year ended December 31, 2013, the owners made contributions of $150,000. No other distributions or contributions were made during the periods presented in the accompanying consolidated financial statements.

7.	Subsequent Events
ARC HCT III completed its acquisition of Cedarhurst through wholly owned subsidiaries of its operating partnership on August 21, 2015 for a purchase price, excluding acquisition costs, of $11.6 million. The Company used the sale proceeds to repay outstanding mortgage notes payable, which was $6.2 million prior to acquisition.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2015
(In thousands)

The following Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust III, Inc. ("ARC HCT III”) had acquired the fee simple interest in the senior housing community located in Collinsville, Illinois (the "Property") as of June 30, 2015. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited pro forma Consolidated Statements of Operations and ARC HCT III's historical financial statements and notes thereto in ARC HCT III's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARC HCT III acquired the Property as of June 30, 2015, nor does it purport to present the future financial position of ARC HCT III.

(In thousands)	Consolidated American Realty Capital Healthcare Trust III, Inc. (1)	Cedarhurst of Collinsville (2)	Pro Forma American Realty Capital Healthcare Trust III, Inc.
Assets
Real estate investments, at cost:
Land	$2,496	$665	$3,161
Buildings, fixtures and improvements	12,103	9,968	22,071
Acquired intangible lease assets	1,561	967	2,528
Total real estate investments, at cost	16,160	11,600	27,760
Less: accumulated depreciation and amortization	(79)	—	(79)
Total real estate assets, net	16,081	11,600	27,681
Cash and cash equivalents	57,910	(11,739)	46,171
Receivable for sale of common stock	746	—	746
Prepaid expenses and other assets	375	5	380
Total assets	$75,112	$(134)	$74,978
Liabilities and Stockholders' Equity
Below-market lease liabilities, net	$396	$—	$396
Accounts payable and accrued expenses	2,101	30	2,131
Deferred rent and other liabilities	—	126	126
Distributions payable	388	—	388
Total liabilities	2,885	156	3,041
Common stock	35	—	35
Additional paid-in capital	74,131	—	74,131
Accumulated deficit	(1,939)	(290)	(2,229)
Total stockholders' equity	72,227	(290)	71,937
Total liabilities and stockholders' equity	$75,112	$(134)	$74,978

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2015:
(1) Reflects ARC HCT III's historical unaudited Consolidated Balance Sheet as of June 30, 2015, as previously filed.
(2) Reflects the acquisition of the Property. The total purchase price for the property, excluding acquisition costs, was approximately $11.6 million, which was funded with proceeds from ARC HCT III's initial public offering.
ARC HCT III allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings and fixtures on an as-if vacant basis. ARC HCT III utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Intangible assets include the estimated value of in-place leases with residents at acquisition date.
In making estimates of fair values for purposes of allocating purchase price, ARC HCT III utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. ARC HCT III also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015

The following Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015, are presented as if American Realty Capital Healthcare Trust III, Inc. ("ARC HCT III") acquired the fee simple interest in the senior living facility located in Collinsville, Illinois (the "Property") as of the beginning of the first fiscal year presented. These Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and ARC HCT III's historical financial statements and notes thereto included in ARC HCT III's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had ARC HCT III acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of ARC HCT III.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013:

(In thousands)	Consolidated American Realty Capital Healthcare Trust III, Inc. (1)	Cedarhurst of Collinsville(2)	Pro Forma Adjustments Cedarhurst of Collinsville		Pro Forma American Realty Capital Healthcare Trust III, Inc.
Revenues:
Rental income	$—	$1,837	$—		$1,837
Resident services and fee income	—	223	—		223
Total revenues	—	2,060	—		2,060
Operating expenses:
Property operating and maintenance	—	1,170	—		1,170
General and administrative	—	397	—		397
Depreciation and amortization	—	239	1,046	(3)	1,285
Total operating expenses	—	1,806	1,046		2,852
Operating income (loss)	—	254	(1,046)		(792)
Other income (expenses):
Interest expense, net	—	(320)	110	(4)	(210)
Net income (loss)	$—	$(66)	$(936)		$(1,002)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014:

(In thousands)	Consolidated American Realty Capital Healthcare Trust III, Inc. (1)	Cedarhurst of Collinsville (2)	Pro Forma Adjustments Cedarhurst of Collinsville		Pro Forma American Realty Capital Healthcare Trust III, Inc.
Revenues:
Rental income	$—	$2,206	$—		$2,206
Resident services and fee income	—	188	—		188
Total revenues	—	2,394	—		2,394
Operating expenses:
Property operating and maintenance	—	1,316	—		1,316
General and administrative	180	361	—		541
Depreciation and amortization	—	229	1,056	(3)	1,285
Total operating expenses	180	1,906	1,056		3,142
Operating income (loss)	(180)	488	(1,056)		(748)
Other income (expenses):
Interest expense, net	—	(290)	244	(4)	(46)
Net income (loss)	$(180)	$198	$(812)		$(794)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2015:

(In thousands)	Consolidated American Realty Capital Healthcare Trust III, Inc. (1)	Cedarhurst of Collinsville (2)	Pro Forma Adjustments Cedarhurst of Collinsville		Pro Forma American Realty Capital Healthcare Trust III, Inc.
Revenues:
Rental income	$170	$1,180	$—		$1,350
Operating expense reimbursements	33	—	—		33
Resident services and fee income	—	108	—		108
Total revenues	203	1,288	—		1,491
Operating expenses:
Property operating and maintenance	36	729	—		765
Acquisition and transaction related	473	—	—		473
General and administrative	535	176	—		711
Depreciation and amortization	79	107	535	(3)	721
Total operating expenses	1,123	1,012	535		2,670
Operating income (loss)	(920)	276	(535)		(1,179)
Other income (expenses):
Interest expense, net	—	(144)	144	(4)	—
Net income (loss)	$(920)	$132	$(391)		$(1,179)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2014 and 2013, and the six months ended June 30, 2015:
(1) Reflects ARC HCT III's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the Property for the period indicated.
(3) Represents the adjustment needed to reflect the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for building and land improvements, 40 years for buildings and five years for fixtures and equipment.  Intangible assets are amortized to expense over the estimated term of the residents in-place at acquisition date of one year.

(4)	Represents the adjustment to eliminate interest expense for unassumed mortgages. The acquisition of the Property will be funded through proceeds raised from ARC HCT III's initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Date: November 5, 2015	By:	/s/ Edward F. Lange
Edward F. Lange
Chief Financial Officer, Chief Operating Officer and Treasurer